Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-288503 and No. 333-290599) and Form S-3 (File No. 333-290266) of our report dated March 27, 2025, relating to the consolidated financial statements of Next Technology Holding Inc. and its subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ JWF Assurance PAC
JWF Assurance PAC

Singapore

March 31, 2026